UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 23, 2007
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8725 W. Higgins Road, Suite 400
Chicago, IL 60631
(Address of Principal Executive Offices, including Zip Code)
(773) 243-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2007 Short Term Incentive Bonus Plan
     On August 23, 2007, the Compensation Committee of the Board of Directors of the company approved the terms of participation by Robert Suastequi in the company’s Short Term Incentive Plan for the current year. Mr. Suastegui was hired as by the company as its Vice President and General Manager, Global Sales and Marketing, effective June 4, 2007. The Short Term Incentive Plan, the principal terms of which have been previously disclosed in the company’s Current Report on Form 8-K filed on May 31, 2007, is designed to provide compensation incentives for the officers and key employees of PCTEL based on corporate- and business unit-level performance goals for 2007.
     Due to Mr. Suastegui’s commencement of employment in June 2007, his maximum incentive as a percentage of his annual salary reflected in the table below, is half of what it would be had he participated in the plan for the entire fiscal year.
     Additional information relating to the terms of the plan applicable to Mr. Suastegui is summarized in the following table:

	Maximum Incentive as
	a Percentage of 2007
Name and Title	Annual Salary	Weighting of Goals

Robert E. Suastegui, Vice President and General Manager, Global Sales and Marketing	25%	100% corporate (unified sales organization)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2007

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer